Exhibit 99.1

Ciber, Inc.

6312 S. Fiddler’s Green Circle, Suite 600E

Greenwood Village, CO 80111

www.ciber.com

Ciber Issues Statement Commenting on Unsolicited Offer by AMERI Holdings

The Board is Carefully Evaluating the Offer

Stockholders Advised to Take No Action Pending Review

GREENWOOD VILLAGE, Colo. — March 14, 2017 — Ciber, Inc. (NYSE:  CBR), a leading global information technology consulting, services and outsourcing company, today confirmed that it has received a preliminary, non-binding letter of interest from Ameri Holdings, Inc. (OTC:  AMRH) to acquire, effected by a merger, the Company for a mix of preferred securities and cash consideration, which Ameri Holdings values at $0.75 per share of Ciber common stock.

Consistent with its fiduciary duties and in consultation with independent financial and legal advisors, Ciber’s Board of Directors is carefully reviewing and considering Ameri Holdings’ offer to determine the course of action that the Board believes is in the best interest of the Company and all Ciber stockholders.

Ciber stockholders do not need to take any action at this time.

Houlihan Lokey, Inc. is acting as financial advisor to the Company, and Vinson & Elkins L.L.P. is acting as legal advisor.

About Ciber, Inc.

Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value. Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.ciber.com and follow us on Twitter, LinkedIn, Facebook, Google Plus and our blog.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2017 Annual Meeting of Stockholders. The Company intends to file a proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website www.ciber.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2016 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2015, and for the year ended December 31, 2016, when filed with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.ciber.com in the section “Investor Relations”.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Ciber’s operations, results of operations and other matters that are based on Ciber’s current expectations, estimates, forecasts and projections. Words, such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “positioned,” “potential,” “project,” “should,” and “will” and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a more detailed discussion of these risks, see the information under the “Risk Factors” heading in Ciber’s Annual Report on Form 10-K for the year ended December 31, 2015, Ciber’s Quarterly Report on Form 10-Q for the three months ended September 30, 2016 and Ciber’s Annual Report on Form 10-K for the year ended December 31, 2016, when filed with the SEC, and other documents filed with or furnished to the SEC. Other than as required by law, Ciber undertakes no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.

Contact:

Scott Kozak

Global Communications, Investor and Industry Relations

303-967-1379

skozak@ciber.com

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